Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR 2020, UP 6.3%; RECORD ASSETS, LOANS, AND DEPOSITS; INCREASE IN QUARTERLY DIVIDEND DECLARED

Medford, MA, January 19, 2021— Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $42,209,000 for the year ended December 31, 2020, or $7.58 per Class A share diluted, an increase of 6.3% compared to net income of $39,699,000, or $7.13 per Class A share diluted, for the same period a year ago. Total assets increased 15.8% from $5.49 billion at December 31, 2019 to $6.36 billion at December 31, 2020. For the quarter ended December 31, 2020, net income totaled $11,600,000 or $2.08 per Class A share diluted, an increase of 8.1% compared to net income of $10,732,000, or $1.93 per Class A share diluted, for the same period a year ago.

The Company’s Board of Directors voted to increase its regular quarterly dividend from 16.00 cents ($0.16) per share to 18.00 cents ($0.18) per share on the Company’s Class A common stock, and from 8.00 cents ($0.08) per share to 9.00 cents ($0.09) per share on the Company’s Class B common stock. The dividends were declared payable February 16, 2021 to stockholders of record on February 1, 2021.

Net interest income totaled $106.8 million for the year ended December 31, 2020 compared to $95.8 million for the same period in 2019. The 11.5% increase in net interest income for the period is primarily due to a decrease in interest expense as a result of falling interest rates. The net interest margin decreased from 2.10% on a fully tax-equivalent basis for 2019 to 2.00% for 2020. This was primarily the result of increased margin pressure during the recent decrease in interest rates across the yield curve. The average balances of earning assets increased for 2020 compared to the same period last year, by $719.9 million or 14.4%, combined with an average yield decrease of 0.63%, resulting in a decrease in interest income of $10.1 million. The average balance of interest-bearing liabilities increased for 2020 compared to the same period last year, by $568.3 million or 14.0%, combined with an average interest-bearing liabilities interest cost decrease of 0.65%, resulting in a decrease in interest expense of $21.1 million.

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The provision for loan losses increased by $4,575,000 from $1,250,000 for the year ended December 31, 2019 to $5,825,000 for 2020, primarily as a result of the economic uncertainties associated with the novel coronavirus disease (COVID–19) pandemic and increased loan balances.

The Company’s effective tax rate increased from 2.7% for the year ended December 31, 2019 to 9.5% for the same period in 2020. This was primarily as a result of an increase in taxable income relative to total income and a reduction in tax accruals, during 2019, related to sequestration of the refundable portion of our alternative minimum tax (AMT) credit carryforward, offset by an increase in life insurance proceeds received. On January 14, 2019, the IRS updated its announcement “Effect of Sequestration on the Alternative Minimum Tax Credit for Corporations” to clarify that refundable AMT credits under Section 53(e) of the Internal Revenue Code are not subject to sequestration for taxable years beginning after December 31, 2017. On March 27, 2020, the Coronavirus, Aid, Relief and Economic Security (CARES) Act was signed into law. As a result of the CARES Act, the full balance of the AMT credit was refunded in 2020.

At December 31, 2020, total equity was $370.4 million compared to $332.6 million at December 31, 2019. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid and an increase in total accumulated other comprehensive loss.

The Company’s leverage ratio stood at 6.64% at December 31, 2020, compared to 7.25% at December 31, 2019. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of December 31, 2020 was $66.53 per share compared to $59.73 at December 31, 2019.

The Company’s allowance for loan losses was $35.5 million or 1.18% of loans outstanding at December 31, 2020 compared to $29.6 million or 1.22% of loans outstanding at December 31, 2019. The ratio of the allowance for loan losses to loans outstanding has decreased from December 31, 2019, primarily from approximately $196 million of qualifying Payroll Protection Program (PPP) loans that are guaranteed by the U.S. Small Business Administration (SBA), which require no allowance for loan losses. Nonperforming assets totaled $4.0 million at December 31, 2020, compared to $2.0 million at December 31, 2019.

As of December 31, 2020, the Company has COVID-19 modifications of 20 loans aggregating $25,022,000, primarily consisting of short-term payment deferrals. Of these modifications, $25,022,000, or 100%, were performing in accordance with their modified terms.

The CARES Act also allows companies to delay Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit losses methodology for estimating allowances for credit losses. The Company elected to delay FASB ASU 2016-13. This ASU was delayed until the earlier of the date on which the national emergency concerning the COVID–19 outbreak declared by the President on March 15, 2020 terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020. On December 27, 2020, the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 was signed into law. The law changed the delayed implementation date to the earlier of the first day of the Company’s fiscal year that begins after the date on which the national emergency terminates or January 1, 2022.

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The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and Due From Banks	$136,735	$44,420
Federal Funds Sold and Interest-bearing Deposits In Other Banks	237,265	214,273

Securities Available-for-Sale (AFS)	284,116	262,190

Securities Held-to-Maturity	2,509,088	2,351,120

Federal Home Loan Bank of Boston stock, at cost	13,361	19,471

Loans:
Commercial & Industrial	1,314,245	812,417
Municipal	137,607	120,455
Construction & Land Development	10,909	8,992
Commercial Real Estate	789,836	786,102
Residential Real Estate	448,436	371,897
Consumer and Other	20,439	21,893
Home Equity	274,357	304,363

Total Loans	2,995,829	2,426,119
Less: Allowance for Loan Losses	35,486	29,585

Net Loans	2,960,343	2,396,534

Bank Premises and Equipment, net	39,062	33,952
Accrued Interest Receivable	13,283	13,110
Goodwill	2,714	2,714
Other Assets	162,867	154,640

Total Assets	$6,358,834	$5,492,424

Liabilities
Demand Deposits	$1,103,878	$712,842

Interest Bearing Deposits:
Savings and NOW Deposits	1,728,092	1,678,250
Money Market Accounts	2,074,108	1,453,572
Time Deposits	546,143	555,447

Total Interest Bearing Deposits	4,348,343	3,687,269

Total Deposits	5,452,221	4,400,111

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	232,090	266,045
Other Borrowed Funds	177,009	370,955

Total Borrowed Funds	409,099	637,000

Other Liabilities	91,022	86,649
Subordinated Debentures	36,083	36,083

Total Liabilities	5,988,425	5,159,843

Total Stockholders’ Equity	370,409	332,581

Total Liabilities & Stockholders’ Equity	$6,358,834	$5,492,424

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and year ended December 31, 2020 and 2019

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Interest Income:
Loans	$22,405	$22,781	$85,883	$87,887
Securities Held-to-Maturity	13,371	15,030	58,072	58,036
Securities Available-for-Sale	745	1,860	4,238	9,165
Federal Funds Sold and Interest-bearing Deposits In Other Banks	96	847	843	4,051

Total Interest Income	36,617	40,518	149,036	159,139

Interest Expense:
Savings and NOW Deposits	1,311	4,395	8,880	21,183
Money Market Accounts	2,922	5,365	15,012	21,170
Time Deposits	2,432	3,080	11,573	11,804
Securities Sold Under Agreements to Repurchase	200	775	1,376	2,347
Other Borrowed Funds and Subordinated Debentures	1,273	1,572	5,366	6,846

Total Interest Expense	8,138	15,187	42,207	63,350

Net Interest Income	28,479	25,331	106,829	95,789

Provision For Loan Losses	2,150	550	5,825	1,250

Net Interest Income After
Provision for Loan Losses	26,329	24,781	101,004	94,539

Other Operating Income:
Service Charges on Deposit Accounts	2,260	2,419	8,818	9,220
Lockbox Fees	895	955	3,745	3,973
Net Gain on Sales of Loans	—	258	—	412
Other Income	3,425	1,057	6,537	4,794

Total Other Operating Income	6,580	4,689	19,100	18,399

Operating Expenses:
Salaries and Employee Benefits	12,283	11,393	45,303	44,014
Occupancy	1,592	1,560	6,040	6,246
Equipment	887	798	3,495	3,238
Other	5,344	4,461	18,650	18,631

Total Operating Expenses	20,106	18,212	73,488	72,129

Income Before Income Taxes	12,803	11,258	46,616	40,809

Income Tax Expense	1,203	526	4,407	1,110

Net Income	$11,600	$10,732	$42,209	$39,699

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and Due From Banks	$91,121	$75,025
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	274,901	189,710

Securities Available-For-Sale (AFS)	295,474	313,604
Securities Held-to-Maturity (HTM)	2,372,491	2,152,580

Total Loans	2,774,069	2,341,190
Less: Allowance for Loan Losses	31,951	29,004

Net Loans	2,742,118	2,312,186

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(2,528)	(3,198)
Bank Premises and Equipment	36,735	27,867
Accrued Interest Receivable	12,863	13,752
Goodwill	2,714	2,714
Other Assets	166,097	134,704

Total Assets	$5,991,986	$5,218,944

Liabilities
Demand Deposits	$921,718	$760,420

Interest Bearing Deposits:
Savings and NOW Deposits	1,900,406	1,810,481
Money Market Accounts	1,708,674	1,273,389
Time Deposits	595,864	519,761

Total Interest Bearing Deposits	4,204,944	3,603,631

Total Deposits	5,126,662	4,364,051

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	221,609	224,361
Other Borrowed Funds	165,573	195,843

Total Borrowed Funds	387,182	420,204

Other Liabilities	89,147	79,437
Subordinated Debentures	36,083	36,083

Total Liabilities	5,639,074	4,899,775

Total Stockholders’ Equity	352,912	319,169

Total Liabilities & Stockholders’ Equity	$5,991,986	$5,218,944

Total Average Earning Assets - QTD	$6,150,592	$5,100,333

Total Average Earning Assets - YTD	$5,716,935	$4,997,084

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2020	December 31, 2019

Performance Measures:

Earnings per average Class A share, diluted, quarter	$2.08	$1.93
Earnings per average Class A share, diluted, year	$7.58	$7.13
Return on average assets, year	0.70%	0.76%
Return on average stockholders’ equity, year	11.96%	12.44%
Net interest margin (taxable equivalent), quarter	1.95%	2.14%
Net interest margin (taxable equivalent), year	2.00%	2.10%
Efficiency ratio, Non-GAAP (1)	55.2%	58.4%
Book value per share	$66.53	$59.73
Tangible book value per share - Non-GAAP (1)	$66.04	$59.24
Capital / assets	5.83%	6.06%
Tangible capital / tangible assets - Non-GAAP (1)	5.78%	6.01%

Common Share Data:
Average Class A shares outstanding, diluted, quarter and year	5,567,909	5,567,909

Shares outstanding Class A	3,655,469	3,650,949
Shares outstanding Class B	1,912,440	1,916,960

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.18%	1.22%
Nonaccrual loans	$3,996	$2,014
Nonperforming assets	$3,996	$2,014
Loans 90 days past due and still accruing	$90	$—
Accruing troubled debt restructures	$2,202	$2,361
Net charge-offs (recoveries), year	$(76)	$208

Leverage ratio	6.64%	7.25%
Common equity tier 1 risk weighted capital ratio	11.39%	11.80%
Tier 1 risk weighted capital ratio	12.40%	12.98%
Total risk weighted capital ratio	13.43%	13.97%
Total risk weighted assets	$3,458,416	$2,976,650

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:

Total operating expenses	$73,488	$72,129
Less: other real estate owned expenses	—	134

Total adjusted operating expenses(numerator)	$73,488	$71,995

Net interest income	$106,829	$95,789
Total other operating income	19,100	18,399
Tax equivalent adjustment	7,280	9,068

Total income(denominator)	$133,209	$123,256

Efficiency ratio - Non-GAAP	55.2%	58.4%

Calculation of tangible book value per share:

Total stockholders’ equity	$370,409	$332,581
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$367,695	$329,867

Total shares outstanding at period end(denominator)	5,567,909	5,567,909

Tangible book value per share - Non-GAAP	$66.04	$59.24

Book value per share - GAAP	$66.53	$59.73

Calculation of tangible capital / tangible assets:

Total stockholders’ equity	$370,409	$332,581
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$367,695	$329,867

Total assets	$6,358,834	$5,492,424
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$6,356,120	$5,489,710

Tangible capital / tangible assets - Non-GAAP	5.78%	6.01%

Capital / assets - GAAP	5.83%	6.06%